Exhibit 10.1

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (this “Agreement”), is entered into between CTC Media, Inc., a Delaware corporation (the “Company”), and Vladimir Khanumyan (the “Executive”).

WHEREAS, the parties wish to resolve amicably the Executive’s separation from the Company and establish the terms of the Executive’s separation arrangement;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.             Last Date of Employment.  The Company and the Executive agree that the Executive’s last day of employment with the Company shall be October 1, 2008 (the “Separation Date”).   The Company and the Executive agree that the termination of his employment with the Company is at the election of the Executive pursuant to Section 5(c) of the Employment Agreement entered into between the Company and the Executive on April 13, 2006 (the “Employment Agreement”).  The Company hereby agrees to waive the six months’ notice required to be given by the Executive pursuant to Section 5(c) of the Employment Agreement.

2.             Employment Agreement.  Up to and including the Separation Date, the Employment Agreement shall remain in full force and effect.

3.             Release.  On the Separation Date, the Executive agrees to execute and deliver the Mutual Release attached hereto as Exhibit A (the “Release”).  In consideration for the Release and provided that the Executive does not revoke the Release within the seven (7) day revocation period provided therein, the Company agrees to provide the Executive with the following separation benefits (“Separation Benefits”):

(a)           In lieu of the six months’ notice required under Section 5(b) of the Employment Agreement, the Company shall pay the Executive RUR 4,812,500 (the equivalent of six months’ of his current annual base salary), less all applicable taxes and withholdings, to be paid in one lump sum payment promptly following the eighth (8th) day after the Executive executes and delivers the Release to an account designated by the Executive.

(b)           The Company shall permit the Executive to continue to have exclusive use of the Company car that he is currently being provided use of until March 31, 2009 on the same terms as such car was provided to the Executive prior to the Separation Date; provided, however, that if the Executive wishes to continue to have use of a Company-employed driver during the period from the Separation Date until March 31, 2009, the Executive shall be required to reimburse the Company for the compensation expenses it incurs to employ such driver for the period of time during which the Executive elects to use the services of such driver.   The Company and the Executive acknowledge that the aggregate amount of compensation expenses to be incurred by the Company for the employment of such driver for such time period is RUR 414,525 and agree that such amount shall be deducted from the payment to be made to the Executive under Section 3(a).

(c)           Notwithstanding anything to the contrary in the Option Agreements, (i) to the extent that an option is not fully vested as of the Separation Date, the Executive shall continue to vest under the Option Agreements up to and including March 31, 2009 and (ii) the Executive shall be permitted to exercise the options provided for under the Option Agreements up to and including June 29, 2009 in accordance with the terms of the Option Agreements.  For purposes hereof, “Option Agreements” shall mean (i) the Notice of Grant of Stock Option granted by the Company to the Executive on April 28, 2005 and the related Stock Option Agreement; and (ii) the Stock Option Agreement dated July 14, 2006 between the Company and the Executive.

(d)           The Company shall pay the Executive for any vacation days that accrued in accordance with the Employment Agreement but were not taken as of the Separation Date.  Such payment shall be based on the Executive’s base annual salary for 2008 of RUR 9,625,000.

The Executive acknowledges and agrees that, other than the Separation Benefits, from the Separation Date, the Executive is entitled to no other salary, bonus, consideration and/or benefits under the Employment Agreement or any other employment agreement between the Executive and any of the Company’s direct or indirect subsidiaries (together with the Company, collectively, the “Group”).  It is acknowledged that in accordance with Russian law those Russian members of the Group that employ the Executive may be required to enter into agreements with the Executive regarding the termination of his employment with such Group members.  To the extent that Russian law requires any member of the Group to make any severance, separation or termination payments to the Executive pursuant to such agreements or otherwise, the aggregate amount of such payments shall be deducted from the payment to be made to the Executive pursuant to Section 4(a) above.

4.             Confidential Information.  The Executive acknowledges his obligation to keep confidential all non-public information concerning the Group which he acquired during the course of his employment with the Company, as stated more fully in Section 7 of the Employment Agreement, which remains in full force and effect.  The Executive further acknowledges and agrees that such obligation shall continue in full force and effect both during and after the Separation Date.

5.             Return of Company Property.  Subject to Section 3(b) hereof and other than the mobile phone being used by the Executive as of the Separation Date, the Executive agrees to return on or before the Separation Date all equipment and property belonging to the Group including, but not limited to, any Group credit card (and to be responsible for all non-business related expenses).

6.             Non-Competition and Non-Solicitation.  The Executive acknowledges his obligations to comply with the non-competition and non-solicitation provisions set forth in Section 6 of the Employment Agreement, which remain in full force and effect; provided, however, that the Company agrees that the non-compete provisions of Section 6(a)(i) of the Employment Agreement shall continue in effect only through and up to March 31, 2009.  The Executive acknowledges and agrees that the non-solicitation obligations set forth in Section 6(a) of the Employment Agreement shall continue in full force and effect until the second anniversary of the Separation Date.

7.             Nature of Agreement.  The Executive and the Company understand and agree that this Agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of either party.

8.             Amendment.  This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto.  This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

9.             Waiver of Rights.  No delay or omission by the Company or the Executive in exercising any rights under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

10.           Validity.  Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

11.           Applicable Law; Jurisdiction.  This Agreement shall be governed exclusively by the laws of the State of Delaware, without regard to conflict of laws provisions.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by registered mail to the address set forth below such party’s signature on the signature page hereto shall be effective service of process for any action, suit or proceeding brought against such party in any such court.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12.           Acknowledgments.  The Executive acknowledges that he has been given twenty-one (21) days to consider this Agreement and that the Company advised him to consult with an attorney and tax advisor of his own choosing prior to signing this Agreement.  Further, the Executive acknowledges he may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

13.           Voluntary Assent.  The Executive affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement.  The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney.  The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

14.           Entire Agreement.  This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the termination of the Employment Agreement, and supersedes all previous oral and written negotiations, agreements, commitments, and writings in connection therewith.

15.           Counterparts.  This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.

16.           Resignation of Group Positions.  From and following the Separation Date, the Executive agrees, at the request of the Company and from time to time, to tender his written resignation to any director or officer positions he holds in any of the companies within the Group.  The Company agrees not to make any claims against the Executive in connection with his holding positions as an officer and/or director of any of the Group companies.

IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written above.

CTC MEDIA, INC.		EXECUTIVE

By:	/s/ Anton Kudryashov	/s/ Vladimir Khanumyan
	Anton Kudryashov	Vladimir Khanumyan
Chief Executive Officer

Date:	September 30, 2008	Date: September 30, 2008

Address:		Address:

15A Pravda
Moscow 125124
Russia

Attn: Chief Executive Officer

Exhibit A

MUTUAL RELEASE

This MUTUAL RELEASE (this “Release”), is entered into between CTC Media, Inc., a Delaware corporation (the “Company”), and Vladimir Khanumyan (the “Executive”).

WHEREAS, the parties have entered into a Separation Agreement to resolve amicably the Executive’s separation from the Company and establish the terms of the Executive’s separation arrangements (the “Separation Agreement”);

WHEREAS, in connection with the Separation Agreement, the Company and the Executive have agreed to enter into this Release; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Separation Agreement;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.             Release by Executive.  In consideration of the payment of the Separation Benefits, which the Executive acknowledges exceed the benefits and/or payments the Executive would have otherwise received upon the termination of the Employment Agreement, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, and its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Executive ever had, could have had or now has against the Released Parties, whether known or unknown, suspected or unsuspected including, but not limited to, (i) all employment discrimination and other claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq., all claims under the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., and the Executive Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., all as amended, (ii) all common law claims including, but not limited to, actions in tort, defamation and breach of contract, all claims to any non-vested ownership interest in the Company, contractual or otherwise, (iii) any claim or damage (including a claim for retaliation) under any common law theory or any US federal, state or local statute or ordinance not expressly referenced above and (iv) any claim of any kind whatsoever brought under the laws of the Russian Federation or local subdivision thereof.   Notwithstanding any provision of this Release to the contrary, the Indemnification Agreement between the Company and the Executive shall continue in full force and effect and, subject to the terms and conditions thereof, the Executive shall be entitled to all rights and protections afforded to him by such agreement.

2.             Release by Company.   In consideration of the Executive executing and delivering this Release, the Company hereby irrevocably and unconditionally releases, remises and discharges the Executive, his heirs and administrators, or any of them, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, account, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorney fees and costs) of any kind and nature which the Company ever had, could have had or now has against the Executive whether known or unknown, suspected or unsuspected.

3.             Validity.  Should any provision of this Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release.

4.             Applicable Law; Jurisdiction.  This Release shall be governed exclusively by the laws of the State of Delaware, without regard to conflict of laws provisions.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by registered mail to the address set forth below such party’s signature on the signature page hereto shall be effective service of process for any action, suit or proceeding brought against such party in any such court.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

5.             Acknowledgments.  The Executive acknowledges that he has been given twenty-one (21) days to consider this Release and that the Company advised him to consult with an attorney and tax advisor of his own choosing prior to signing this Release.  Further, the Executive acknowledges he may revoke this Release for a period of seven (7) days after the execution of this Release, and this Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

6.             Voluntary Assent.  The Executive affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Release, and that he fully understands the meaning and intent of this Release.  The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Release with an attorney.  The Executive further states and represents that he has carefully read this Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written above.

CTC MEDIA, INC.		EXECUTIVE

By:	/s/ Anton Kudryashov	/s/ Vladimir Khanumyan
	Anton Kudryashov	Vladimir Khanumyan
Chief Executive Officer

Date:	September 30, 2008	Date: September 30, 2008